SENIOR EXECUTIVE EMPLOYMENT AGREEMENT

AGREEMENT made as of the 15th day of April, 1998, by and between HOSOKAWA MICRON INTERNATIONAL INC., a Delaware corporation with its corporate offices at 780 Third Avenue, New York, New York 10017 (hereinafter called the "Company"), and Isao Sato, residing at 15 Bowman Drive South, Greenwich, Connecticut (hereinafter called the "Executive").

                                   WITNESSETH:
                                   -----------

WHEREAS, the Executive has served the Company as its President and Chief Executive Officer;

WHEREAS, the Company desires to continue to employ the Executive in such capacity and the Executive is willing to continue to serve the Company in such capacity;

WHEREAS, the Company and the Executive desire to set forth the terms and conditions of such employment.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained, the Company and the Executive agree as follows:

1. Employment. The Company hereby agrees to continue to employ the Executive, and the Executive agrees to be employed by the Company, on the terms and conditions herein contained.

2. Term. Except as otherwise provided in this Agreement, the Executive shall be employed under this Agreement for an initial four-year term commencing on the date hereof. The period during which the Executive is employed hereunder is referred to as the "Employment Term." The Employment Term shall be automatically renewed for successive two-year terms unless the Company shall give the Executive written notice of non-renewal at least six months prior to the end of the then current term. The Executive may, at any time, terminate the Employment Term by giving the Company 120 days prior written notice of the effective date of such termination. Upon the effective date of a termination of the Employment Term per the preceding sentence, the Company shall have no obligation to the Executive hereunder other than to pay or provide the Entitlements.

3. Duties. The Executive shall serve as the Company's President and Chief Executive Officer, and as such, will be responsible for the overall profitability, growth and performance of the Company. The Executive shall perform his duties hereunder at the


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    Company's facilities located at 780 Third Avenue, New York, New York USA
    (the "Employment Site") and shall be available to travel, as may be required in connection with the performance of his duties hereunder. In no event will the Executive be required to undertake any duties or perform any tasks which are inconsistent with his status in the Company. During the Employment Term, the Executive shall devote substantially all of his business time, attention, skill and efforts to the performance of his duties hereunder; provided, however, that the Executive may serve as director of other corporations, if such service does not conflict in any material respect with his duties hereunder or his fiduciary duty to the Company, and provided the Executive has prior written approval from the Company. Nothing herein shall prevent the Executive from managing his personal investments and participating in charitable and civic endeavors, so long as such activities do not materially interfere with the Executive's performance of his duties hereunder.

4. Base Salary. During the Employment Term, the Company shall pay the Executive, in accordance with its normal payroll practices and subject to required withholding, a base salary which, shall be at the annual rate of $290,000. The base salary may be increased annually, commencing on October 1, 1998, by an amount to be determined by the Company, in its sole discretion. Once increased, the base salary hereunder may not be decreased. The base salary, as increased from time to time, is hereinafter referred to as the "Base Salary."

5. Incentive Compensation. During the Employment Term, the Executive shall be entitled to incentive compensation ("Incentive Compensation") pursuant to the terms of the Company's incentive compensation plan, a copy of which is attached hereto as Exhibit A and any other annual programs or plans hereafter adopted by the Company.

6. Certain Other Compensation and Benefits. During the Employment Term, the Executive shall be entitled to:

    (a) participation in all benefit, pension, retirement, savings, welfare and other employee benefit plans and policies in which members of the Company's senior management generally are entitled to participate (collectively, the "Benefit Plans"), in accordance with their respective terms as in effect from time to time and as listed in Exhibit B.

    (b) vacation each year in accordance with the Company's policies for members of senior management in effect from time to time, but in no event less than twenty days paid vacation for each calendar year (twenty-five days after fifteen years of employment with the Company and/or any of its Affiliates) (for purposes of this Agreement, the term "Affiliate" means an entity controlled by, in control of, or under common control with, the Company);


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    (c) use of an automobile and the costs of fuel, maintenance, repairs and insurance associated with such automobile pursuant to the terms of the Company's policy concerning senior executives' automobiles, as such policy is in effect from time to time, and in the absence of any such policy, as such policy was last in effect.

    (d) life insurance, in addition to any provided to employees of the Company generally, on the life of the Executive for the benefit of the Executive's designated beneficiaries as detailed in Exhibit C.

    (e) long-term disability coverage for the Executive under the plan or policy per Exhibit D.

    (f) medical and dental insurance for the Executive, his spouse, and his dependents as detailed in Exhibit E.

    (g) such other benefits as the Executive is currently provided and noted in Exhibit F.

7. Death Prior to Termination of Employment. If the Executive shall die during the Employment Term, the Company shall have no liability or further obligation except as follows:

    (a) The Company shall pay the Executive's estate, when otherwise due, any unpaid Base Salary for the period prior to the Executive's death, any declared or awarded but unpaid Incentive Compensation and any other unpaid amounts due the Executive under any other Benefit Plans (collectively, the "Entitlements").

    (b) The Executive's estate shall have such rights, if any, under employee benefit, fringe benefit or incentive plans as may be provided in such plans and any grants thereunder in accordance with their respective terms.

8. Common Stock Ownership. No later than five (5) years after the date the Company's Common Stock is listed on a United States stock exchange and at all times thereafter during the Executive's employment by the Company, the Executive must own, directly or beneficially, Common Stock of the Company with an aggregate fair market value equal to (i) one times his Base Salary; or (ii) such greater amount as is required under the current ownership guidelines, if any, as may be established by the Board of Directors of the Company, provided, however, that in no event shall the Executive be required to own Common Stock having a value equal to more than three (3) times his Base Salary. To the extent permitted under applicable law and subject to agreement between the Executive and the Company, the Company may assist the Executive in obtaining financing to effectuate the purchases of Common Stock necessary to meet


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    the requirements of this section which may include Company guarantees and adjustment of incentive and bonus programs to provide that up to fifty percent (50%) of any awards may be paid in Common Stock to an Executive who does not meet the requirements of this section.

9. Disability. If the Executive shall be physically or mentally incapable of performing his material duties as provided in Section 3 of this Agreement during a period of not less than one hundred eighty (180) consecutive days, the Company may, at its election at any time thereafter while the Executive remains incapable of performing his material duties hereunder, terminate the Executive's employment hereunder, effective immediately, by giving the Executive written notice of such termination. In such event, the Company shall have no other obligation to the Executive or his dependents hereunder other than the obligation to pay or provide the Entitlements.

10. Cause. The Company may terminate the Executive's employment hereunder for Cause by giving the Executive written notice of immediate termination. For purposes of this Agreement, "Cause" shall mean (a) the Executive's dishonesty, misappropriation, willful breach of fiduciary duty or fraud with regard to the Company or any of its assets or businesses which has a material adverse effect on the Company; (b) the Executive's conviction of or pleading of nolo contendere with regard to a felony (other than traffic violations) or any other crime involving moral turpitude; or (c) any other breach by the Executive of a material provision of this Agreement that remains uncured for thirty (30) days after written notice thereof is given to the Executive. If the Executive's employment hereunder is terminated by the Company for Cause, the Company shall have no other obligation to the Executive hereunder other than the obligation to pay or provide the Entitlements.

11. Good Reason. The Executive may terminate his employment hereunder for Good Reason provided that there has first occurred a Change in Control of the Company as defined in Section 9.2 of the Company's 1997 Stock Option Plan and provided that the Executive provides written notice to the Company. For purposes of this Agreement, "Good Reason" shall mean the occurrence or failure to cause the occurrence of any of the following events without the Executives express prior written consent after a Change in Control: (a) any material demotion of the Executive, any material reduction of the Executive's authority or responsibility or any other change in the terms of the Executive's authority or responsibility or any other change in the terms of the Executive's employment which is inconsistent with Section 3 hereof;
    (b) the Company requiring the Executive to perform services hereunder at any location outside a 60-mile radius from the Employment Site or the Company requiring the Executive to work in an office of substantially inferior characteristics or without the personnel assistance and support currently provided the Executive; or (c) any breach by the Company of any provision of this Agreement which is not cured by the Company within 30 days after notice thereof from the Executive. If the Executive's


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    employment hereunder is terminated by the Executive without Good Reason, the
    Company shall have no other obligation to the Executive hereunder other than the obligation to pay or provide the Entitlements.

12. Termination of Employment by the Executive for Good Reason after a Change in Control or by the Company Without Cause: Non-renewal of Agreement. In the event; (i) the Executive terminates his employment for Good Reason pursuant to Section 11 hereof; or, (ii) the Company terminates the Executive's employment other than for Cause or due to a disability pursuant to Section 9 hereof; or, (iii) the Executive's employment hereunder terminates due to the non-renewal hereof following notice of such non-renewal given by the Company, then, in any such event, the Company shall be deemed to have breached this Agreement, and the Executive shall be entitled to the following:

    (a) in a lump sum (to the extent such obligations are capable of being paid in a lump sum under the terms of the plan with respect to which such obligation arose) in cash within thirty business days after the date of termination, and, otherwise, in accordance with the terms of the applicable plan or applicable law, any and all Entitlements as of the date of termination of employment; and

    (b) as severance pay, within thirty business days after the date of termination, a lump sum in an amount equal to the greater of (A) the Executive's Ending Compensation, hereinafter defined, multiplied by the number of years (including any fraction of a year) in the period from the date of termination of employment to the date the Employment Term would have otherwise expired pursuant to Section 2 hereof (the "Remaining Term"); or (B) the Executive's Ending Compensation multiplied by two. For purposes of this Agreement, the Executive's Ending Compensation means the sum of (A) one year's Base Salary at the annual rate in effect immediately prior to such termination of employment; and
        (B) the average of the Incentive Compensation paid or payable to the Executive in respect of the three full years preceding the date of termination of employment.

13. Non-Competition: Confidential Information.

    (a) The Executive agrees that, if he terminates his employment hereunder other than for Good Reason pursuant to Section 11 hereof, or if his employment hereunder is terminated for Cause, he will not for a period of two years after such termination of employment with the Company, in any manner, directly or indirectly (or have a substantial ownership in, manage, operate, or control any entity which shall directly or indirectly) (i) perform, or cause to be performed, or solicit or aid, in any manner, solicitation of, any work of a type performed by the Company for any firm, corporation, or other entity ("Customer") with which, at any time during


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        the twelve (12) month period prior to termination of the Employment
        Term, the Company or any subsidiary conducted any business; or (ii) induce any personnel to leave the service of the Company or of any subsidiary of the Company. Within two weeks of a written request of the Executive following termination of the Employment Term, the Company shall deliver to the Executive a list of Customers and the Executive shall within two weeks after such delivery on reasonable prior notice have the right during normal business hours to examine such books and records of the Company as shall be reasonably necessary to confirm that only the names of Customers are set forth on the list.

    (b) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company and its subsidiaries, and their respective businesses, (i) obtained by the Executive during his employment by the Company or any of its subsidiaries; and (ii) not otherwise public knowledge or known within the Company's industry. After termination of the Executive's employment with the Company, the Executive shall not, without prior written consent of the Company, unless compelled pursuant to a court order, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

    (c) After termination of the Executive's employment with the Company, the Executive shall refrain from disparaging, whether orally, in writing or in other media, the Company, its subsidiaries and Affiliates, the officers, directors and employees of each of them, and the products and services of each of them.

    (d) The Executive agrees that the remedy at law for any breach by him of the foregoing shall be inadequate and that the Company shall be entitled to injunctive relief. This Section constitutes an independent and separable covenant that shall be enforceable notwithstanding any right or remedy that the Company may have under any other provision of this Agreement or otherwise.

14. No Mitigation; No Set-Off. The Company agrees that if the Executive's employment with the Company is terminated for any reason whatsoever, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to this Agreement. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive or benefit provided to the Executive as the result of employment by another employer or otherwise. Notwithstanding anything to the contrary contained herein, the Company's obligation, if any, following termination of the Executive's employment hereunder, to provide any ongoing benefits of a type provided for in Sections 6(a), (d), (f), and (g) hereof, shall be excused for so long as, and to the extent that, such benefits are provided by a subsequent employer of the Executive.


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15. Garnishment. The benefits payable under this Agreement shall not be subject to garnishment, execution or levy of any kind, and any attempt to cause any benefits to be so subjected shall not be recognized.

16. Notice. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, or sent by certified mail, return receipt requested, by overnight delivery or courier service, or by telecopy. Notice to the Executive shall be delivered to his address set forth at the beginning of this Agreement, and notice to the Company shall be sent to the address set forth at the beginning of the Agreement to the
    Attention: General Counsel

    Any notice given by certified mail shall be deemed given five days after the time of certification thereof. Any notice given by other means permitted by this Section 16 will be deemed given at the time of receipt thereof.

    Either party may, by notice given in accordance with this Section 18 to the other party, designate another address or person for receipt of notices hereunder.

17. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without reference to its conflicts of law provisions.

18. Binding Agreement. Notwithstanding anything herein to the contrary, this Agreement may not be assigned by the Company without the prior written consent of the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. This Agreement is personal to the Executive and neither this Agreement nor any rights hereunder may be assigned by the Executive.

19. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer of the Company as may be specifically designated. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement constitutes the entire Agreement between the parties hereto pertaining to the subject matter hereof. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.


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20. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

21. Separability. If any provisions of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provision hereof which shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Executive has hereunto set his hand as of the date first set forth above.

                                              HOSOKAWA MICRON INTERNATIONAL INC.
                                              ----------------------------------

                                              By: /s/ Yoshi Kawashima
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                              Isao Sato

                                              /s/ Isao Sato
                                              ----------------------------------
                                              Name:


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